UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549
____________________________________________________________
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2026

____________________________________________________________
MATTHEWS INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)
____________________________________________________________

Pennsylvania	0-09115	25-0644320
(State or other jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or organization)	File Number)	Identification No.)

Two Northshore Center, Pittsburgh, PA 15212-5851
(Address of principal executive offices) (Zip Code)

(412) 442-8200
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year, if changed since last report)
_____________________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	MATW	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on July 29, 2026, Joseph C. Bartolacci, the Company’s President and Chief Executive Officer, informed Matthews International Corporation (“Matthews” or the “Company”) of his decision to retire as President and Chief Executive Officer and resign as a director of the Company, and the Company’s Board of Directors (the “Board”) had initiated a succession process to select a successor to Mr. Bartolacci.

On August 11, 2026 , the Board appointed Michael J. Whitehead, age 52, as President and Chief Executive Officer of the Company and appointed Mr. Whitehead as a director on the Board, to become effective on August 31, 2026 (the “CEO Commencement Date”).

For more than the past five years, Mr. Whitehead has served in various capacities at Lincoln Electric Holdings, Inc., most recently as Executive Vice President, President, Americans Welding, since February 18, 2026; Senior Vice President, President, Americas Welding, from February 5, 2025 to February 18, 2026; Senior Vice President, President, Global Automation, Cutting and Additive Businesses from January 1, 2019 to February 5, 2025; Senior Vice President, Strategy and Business Development from August 1, 2016 to January 1, 2019; President, Lincoln Canada from January 1, 2015 to August 1, 2016; Director, New Product Development, Consumables R&D from January 1, 2012 to January 1, 2015.

There is no arrangement or understanding between Mr. Whitehead and any other person, other than the Company, pursuant to which he was appointed as an officer or director. Mr. Whitehead has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, and there are no family relationships between Mr. Whitehead and any of the Company’s directors and executive officers.

In connection with Mr. Whitehead’s appointment as President and Chief Executive Officer of the Company, Mr. Whitehead and the Company entered into an offer letter dated August 5, 2026 (the “CEO Offer Letter”). The CEO Offer Letter provides that commencing on the CEO Commencement Date, Mr. Whitehead will serve as President and Chief Executive Officer of the Company.

Mr. Whitehead will receive an initial annual base salary equal to $1,000,000 per year, subject to applicable withholdings and deductions. Mr. Whitehead’s base salary will be subject to at least annual reviews for increases by the Compensation Committee of the Board (the “Compensation Committee”). In connection with Mr. Whitehead’s appointment, the Company will pay Mr. Whitehead a one-time cash payment of $300,000 (the “Transition Cash Payment’), subject to applicable withholdings and deductions, which payment shall be made within 30 days of the CEO Commencement Date, subject to Mr. Whitehead’s employment by the Company through such date. In the event that Mr. Whitehead resigns from employment or Mr. Whitehead’s employment is terminated for cause (as defined below) by the Company within 12 months of the CEO Commencement Date, Mr. Whitehead will be required to repay the gross amount of the Transition Cash Payment within 30 days of such separation. The Company will also provide a relocation package to Mr. Whitehead to provide for his relocation to the Pittsburgh, Pennsylvania area on or before September 1, 2027.

Commencing in fiscal year 2027, Mr. Whitehead will be eligible to participate in the Company’s annual incentive compensation plan, with a target bonus opportunity under such plan equal to 100% of his annual base salary and a minimum and maximum bonus opportunity equal to 0% and 200% of his annual base salary, respectively. The Compensation Committee shall establish Company and individual performance objectives with respect to such award. In addition, Mr. Whitehead will be entitled to participate in the Company’s annual incentive compensation plan for fiscal year 2026, to be paid at 100% of the target performance, prorated for the number of days of service in fiscal year 2026, if any.

In addition, as outlined in the CEO Offer Letter and commencing in fiscal year 2027, Mr. Whitehead will be eligible to receive a long-term incentive award under the Company’s equity incentive plan, consisting of (i) a grant having a grant date fair value of $3,675,000, consisting of a combination of restricted stock units and performance stock units pursuant to such terms established by the Compensation Committee, and (ii) a one-time restricted stock unit award with a grant date value of $1,600,000, subject to a one-year vesting schedule. Mr. Whitehead will also be eligible to participate in the Company’s annual long-term incentive program in future years.

In the event Mr. Whitehead’s employment is terminated by the Company without cause, Mr. Whitehead will be entitled to severance benefits consisting of twenty-four (24) months of base salary continuation and his annual bonus calculated at 100% of target performance, payable in accordance with the Company’s regular payroll practices and subject to his execution of a customary release of claims. In addition, any outstanding equity awards will be retained by Mr. Whitehead and treated as though his employment had not been terminated and shall vest and be administered in accordance with the provisions applicable to a termination without cause under the Company’s equity plans and applicable award agreements. Mr. Whitehead will also be entitled to compensation or other benefits as set forth in the Company’s standard change in control agreement, to the extent applicable.

For purposes of the CEO Offer Letter, “cause” means, (i) the conviction of Mr. Whitehead of a felony, or the conviction of Mr. Whitehead of any crime involving moral turpitude, theft, fraud or deceit, each such conviction to be in a court of competent jurisdiction; (ii) conduct of Mr. Whitehead in direct and material violation of the Company’s Code of Conduct and Business Ethics, including conduct of Mr. Whitehead which is reasonably likely to bring the Company or any of its related entities into public disgrace or disrepute; (iii) substantial or continued unwillingness or intentional failure by Mr. Whitehead to perform valid and legal work-related duties as reasonably directed by and consistent with the instructions of the Board; (iv) gross negligence or willful misconduct of Mr. Whitehead in the performance of (or failure to perform) his duties; and (v) any material breach of Mr. Whitehead’s obligations under the terms and conditions of Mr. Whitehead’s confidentiality, non-competition, non-solicitation and intellectual property agreement as executed as a condition of Mr. Whitehead’s employment with the Company.

Mr. Whitehead will be eligible to participate in such other employee benefit plans and programs generally available to the Company’s senior executives pursuant to the benefit programs maintained by the Company from time to time.

Mr. Whitehead will be employed on an at-will basis, subject to any severance protection described in the CEO Offer Letter. Mr. Whitehead will also be subject to certain covenants, including a non-competition agreement, pursuant to the confidentiality, non-competition, non-solicitation and intellectual property agreement executed simultaneously with Mr. Whitehead’s commencement of employment for the Company.

This description is qualified in its entirety by reference to the full text of the CEO Offer Letter, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01    Regulation FD Disclosure

On August 11, 2026, the Company issued a press release announcing the appointment of Mr. Whitehead to the office of President and Chief Executive Officer of Matthews. A copy of the press release with respect to Mr. Whitehead’s appointment is furnished hereto as Exhibit 99.1.

The information furnished pursuant to Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing of Matthews under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Forward-looking Information

Any forward-looking statements contained in this Current Report on Form 8-K are included pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the expectations, hopes, beliefs, intentions or strategies of Matthews regarding the future, and may be identified by the use of words such as “expects,” “believes,” “intends,” “projects,” “anticipates,” “estimates,” “plans,” “seeks,” “forecasts,” “predicts,” “objective,” “targets,” “potential,” “outlook,” “may,” “will,” “could” or the negative of these terms, other comparable terminology and variations thereof. Such forward-looking statements involve known and unknown risks and uncertainties that may cause the Company's actual results in future periods to be materially different from management's expectations, and no assurance can be given that such expectations will prove correct. Factors that could cause the Company's results to differ materially from the results discussed in such forward-looking statements principally include risks to our ability to achieve the anticipated benefits of the joint venture transaction with Peninsula Parent LLC, d.b.a. Propelis Group ("Propelis"), changes in domestic or international economic conditions, changes in foreign currency exchange rates, changes in interest rates, changes in the cost of materials used in the manufacture of the Company's products, including changes in costs due to adjustments to tariffs or supply chain disruptions, any impairment of goodwill or intangible assets, environmental liability and limitations on the Company’s operations due to environmental laws and regulations, disruptions to certain services, such as telecommunications, network server maintenance, cloud computing or transaction processing services, provided to the Company by third-parties, changes in mortality and cremation rates, changes in product demand or pricing as a result of consolidation in the industries in which the Company operates, or other factors such as labor shortages or labor cost increases, changes in product demand or pricing as a result of domestic or international competitive pressures, ability to achieve cost-reduction objectives, unknown risks in connection with the Company's acquisitions, divestitures, and business combinations, cybersecurity concerns and costs arising with management of cybersecurity threats, effectiveness of the Company's internal controls, compliance with domestic and foreign laws and regulations, technological factors beyond the Company's control, impact of pandemics or similar outbreaks, or other disruptions to our industries, customers, or supply chains, the impact of global conflicts, such as the current war between Russia and Ukraine and hostilities in the Middle East, and conflicts and related sanctions or trade restrictions involving Venezuela, the Company's plans and expectations with respect to its exploration, and contemplated execution, of various strategies with respect to its portfolio of businesses, the Company's plans and expectations with respect to its Board of Directors, and other factors described in the Company's Form 10-K for the fiscal year ended September 30, 2025 and other periodic filings with the SEC. In addition, although the Company does not currently have any customers that would be considered individually significant to consolidated sales, changes in the distribution of the Company's products or the potential loss of one or more of the Company's larger customers are also considered risk factors. Matthews cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward looking statements, which reflect management's analysis only as of the date of this report, even if subsequently made available by Matthews on its website or otherwise. Matthews does not undertake to update any forward looking statement, whether written or oral, that may be made from time to time by or on behalf of Matthews to reflect events or circumstances occurring after the date of this report unless required by law.

Item 9.01     Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description

10.1	Offer Letter, dated August 5, 2026 issued by Matthews International Corporation to Michael J. Whitehead.
99.1	Press Release, dated August 11, 2026 issued by Matthews International Corporation.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATTHEWS INTERNATIONAL CORPORATION
(Registrant)

By:	/s/ Joseph C. Bartolacci

Name: Joseph C. Bartolacci
Title: President and Chief Executive Officer

Date: August 11, 2026